UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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CHYRON CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Chyron Corporation Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

This Schedule 14A filing consists of the following documents relating to the proposed transaction between Chyron Corporation (the "Company") and Hego Aktiebolag ("Hego") pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement") by and among Chyron, Chyron Holdings, Inc., Chyron AB, Hego, Westhill Group AB (corp. reg. no. 556583-5948) as the stockholder representative of the Hego stockholders, and the stockholders of Hego:

(i) Letter to Customers and Partners of Chyron.

(ii) Customer "Frequently Asked Questions."

The Company distributed the foregoing materials (collectively referred to below as the "Communications Materials") beginning on March 11, 2013.

Cautionary Statement Regarding Forward-Looking Statements

The Communications Materials contain forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the Company makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as "may," "will," "should, "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties, and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in the Communications Materials include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement and the inability to complete the proposed transaction due to the failure to obtain shareholder approval for the proposed transaction or the failure to satisfy other conditions to complete the proposed transaction. Additional risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and its subsequently filed reports with the Securities and Exchange Commission ("SEC"). Readers are cautioned not to place undue reliance on the forward-looking statements included in the Communications Materials, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Important additional information will be filed with the SEC and distributed to shareholders of Chyron.
Chyron intends to file with the SEC and mail to its shareholders a Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act in connection with the proposed transaction described in this document. The Proxy Statement will contain important information about Chyron, Hego, the proposed transaction, and other related matters. Chyron's investors and security holders are urged to read this document carefully when it is available.
Chyron's investors and security holders will be able to obtain free copies of the Proxy Statement and other documents to be filed with the SEC by Chyron regarding the transaction through the web site maintained by the SEC at www.sec.gov.
Chyron and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the purchase agreement. Information regarding Chyron's directors and executive officers is contained in Chyron's Form 10-K for the year ended December 31, 2012 and its most recent proxy statement dated April 6, 2012, which are filed with the SEC. Chyron's proxy statement dated April 6, 2012 also contains information regarding the beneficial ownership of Chyron's stock by Chyron's directors and executive officers. A complete description of any interests of Chyron's directors and executive officers in the transactions contemplated by the purchase agreement will be provided in the Proxy Statement.

(i)   Letter to Customers and Partners of Chyron

March 11, 2013
Melville and Stockholm

To Our Customers and Partners
It is our great pleasure to announce the signing of a definitive merger agreement between Hego and Chyron. The merger is expected to become effective in late April or early May and the combined company is to be named ChyronHego.
The formation of ChyronHego brings together two pioneering companies to create a market leading company in the fields of TV graphics, data visualization and production services for live TV and online news and sports production. Both our companies have a proud 40-year heritage working in live production and our shared values include a passion for innovation, an international outlook and the commitment to always put our customers' needs first.
With this merger, we're looking forward to integrating Hego and Chyron solutions and working together to innovate new products and services. Our objective is to develop powerful, easy to use solutions for sports, news and live TV.
Although we will not formally complete the merger until May we are already planning and acting as a single united company. On our stand at NAB we will be showing off our latest products, including an integrated Chyron BlueNet and Hego virtual placement workflow demonstration. Please come by and see our team and the exciting solutions we are launching at the show.
Our stand at NAB is in the lower level of the South Hall - SL 1010. Please click here to facilitate your complementary registration.
We look forward to meeting you at NAB, in the meantime by all means call if you have any questions.

Sincerely,

Johan Apel	Michael Wellesley-Wesley

+46 8 534 883 10	+1 631 338 9533
johan.apel@hegogroup.com	mww@chyron.com

(ii)	Customer "Frequently Asked Questions."

ChyronHego Q&A

For Internal-Use Only

Not for External Distribution

Corporate

Why did Chyron and Hego decide to merge?
To create a market leading Company in the fields of TV Graphics, Data Visualization and Production Services for 'Live' TV and Online News and Sports production.

Where will the new company be headquartered?
Melville, New York

What is the strategy of the new company?
Near-term: To broaden the joint products and services offering and take advantage of the existing distribution channels to offer Hego products and services in the Americas and Chyron products in the Nordic countries and Eastern Europe.
Medium Term: to innovate and integrate new products and services offerings with the objective to offer easy to use, best of breed solutions for 'Live' TV and Online News and Sports production.

What is the nature of the deal? Is it a merger or an acquisition?
Chyron will be issuing shares to acquire all the outstanding shares of Hego AB.

What will be the name of the combined company?
The new company will be branded ChyronHego.

Will Chyron still be listed on NASDAQ?
Yes

How is the merged company going to be managed?
Johan Apel, Hego CEO will join the Chyron Board of Directors and be appointed President and Chief Operating Officer of ChyronHego. He will report to Michael Wellesley-Wesley, Chyron CEO.

What will happen with the websites?
The existing websites will be replaced by a new joint online presence sometime after the closing of the transaction.

Where will R&D be based?
Melville NY, Stockholm Sweden and Brno Czech Republic.

Where will product management be based?
Melville and Stockholm

Where will marketing be based?
Stockholm and Melville

What about the cultural fit?
The common language is English, both companies have a proud 40 year heritage working in 'Live" production for the TV industry. Shared values include a passion for innovation, a desire to put the Customer's needs first and an international outlook. Each company's strengths are complementary to the other and this union will be a partnership of equals from day one.

Confidence

I have seen many mergers in the broadcast industry, is this just about cutting costs?
No. it is about creating a growth company with sufficient critical mass to service and support the needs of TV and Online 'Live' production across the World.

How can I be confident in investing Chyron and Hego products today?
This merger creates a strong, global graphics company that is committed to innovation and to evolving existing products and services to better support our customers in the future. There is no product overlap so all existing products and product roadmaps will continue to be supported and evolved.

I am a Hego customer. Will Hego offices close?
No.

I am a Chyron customer. Will Chyron offices close?
No.

I'm a graphics services company that uses Chyron, will the merged Hego / Chyron now compete with me?
Only in rare instances but we exist in a World of competition, cooperation and 'Coopetition'. It is a fact of life as traditional boundaries blur and silos break down.

I'm a sports timing services company that uses Chyron, will the merged Hego / Chyron now compete with me?
Only in rare instances but we exist in a World of competition, cooperation and 'Coopetition'. It is a fact of life as traditional boundaries blur and silos break down.

I'm a sports OB and services company that uses Chyron, will the merged Chyron / Hego now compete with me?
Only in rare instances but we exist in a World of competition, cooperation and 'Coopetition'. It is a fact of life as traditional boundaries blur and silos break down.

What is the business or operational benefits of this merger to me?
For Chyron News Customers: Enhanced Elections coverage with Hego easy to use Augmented Reality Products. Hego are experts in data binding and data visualization enabling automated data driven graphics creation and transitions. Hego in-studio Touchscreen products may elevate production values with interactivity.

For Chyron Sports Customers: Live Sports Production is Hego's primary focus, Hego 'Paint' telestration product is fully featured, fast and easy to use. Hego in-studio Touchscreen products elevate production values through interactivity. Hego Augmented Reality and Virtual Product Placement for team logos, advertising, 3D models. Hego is also world leader in image processing and player tracking in real-time

Does this mean Chyron are cutting back in non-sports markets? I have just invested in HyperX3.1, is this product range going to discontinue? Absolutely not. Non-Sports customers can expect enhanced Elections coverage with Hego easy to use Augmented Reality Products. Hego are experts in data binding and data visualization enabling automated data driven graphics creation and transitions.

Hego in-studio Touchscreen products will elevate production values with interactivity. Evolution of the HyperX product range and the entire Axis and BlueNet workflow will continue to be core to the product strategy of the combined company. Your investment is safe.

Last NAB Chyron exhibited with Ventuz and RT Software, is Chyron still reselling these applications?
Yes these are valued partners who bring complementary products to our graphics offering.

I haven't heard much about Chyron AXIS lately, is there an update?
Axis V2 is just now being deployed with a major broadcaster in the UK. It will be unveiled at NAB in April and deployed to our US customers in 2H 2013. V2 is a huge leap forward in performance and functionality, we are very excited about it and it is central to our future strategy.

I use Chyron for News, does this mean less focus on news development?
No, Chyron News customers can expect enhanced Elections coverage with Hego easy to use Augmented Reality Products. Hego are experts in data binding and data visualization enabling automated data driven graphics creation and transitions. Hego in-studio Touchscreen products will elevate News and Elections production values with interactivity. Chyron will continue to prioritize the evolution of its BlueNet and Axis workflow optimization solutions for News customers. We are intent upon remaining 'best of breed' in the News graphics field.

Product

What are the plans to integrate the Chyron and Hego products?
The integration roadmap is a priority. We expect to unveil a number of integrated solutions at NAB, watch this space!

Some of the Hego and Chyron products seem to do the same thing what's the plan?
The product overlap is negligible. All existing products will continue to be supported and evolved.

What is the future of Lyric?
Good. Lyric is at the core of Chyron's current product offering and central to our future plans.

Will I be able to use my Lyric templates in Hego?
This is certainly a key integration goal.

I have invested heavily in integrating Chyron APIs; will the Hego products support Chyron APIs?
This is certainly a key integration goal.

Is there a plan to use AXIS with Hego?
Yes. Axis has the potential to become a key data platform for Sports. Expect to see early integration with Axis V2 demonstrated at NAB in April.

I use Chyron in OBs and my operational staff is very familiar with Chyron. Will I have to completely retrain my staff to operate Hego?
Your staff will need to add to their existing skills as they would with any new application but Hego products are well conceived and easy to use. Install, training and customer support and service will all be provided by Chyron personnel in the normal way.

Can I run Lyric on my Hego hardware or Hego on my Chyron hardware?
This is a key integration objective

Chyron previously spoke about software only products, what's happening? Hego products are already 'unbundled', i.e. Software running on off the shelf PC's and workstations. Chyron will be showing 'unbundled' offerings at NAB.

Support

How will this change affect my day-to-day support?
No change.

Will I have to call different numbers for support?
No.

I have Hego and Chyron products, are the support contracts going to combine?
To Be Determined but it makes sense as the union of Chyron and Hego creates one unified Company.

Will the level of contracted support I currently receive from Chyron change as a result of this merger?
No.

Will out of hours support improve?
Yes because we will have more offices and support engineers across different time zones.

Services

I use Chyron services where will these now come from?
No change.

I use Hego services where will these now come from?
No change.

How will local services and training delivery work?
No change.

How can I be confident Chyron/Hego can scale services to deliver my project?
With greater critical mass the combined Company should be better able to quickly scale services to deliver a project.

Sales

Can I still buy Chyron through my existing dealer?
Yes, absolutely.

I have Hego and Chyron products, are the supply contracts going to combine?
To Be Determined but it makes sense as the union of Chyron and Hego creates one unified Company.

Are my discounts going to be the same?
Yes.

Will I keep the same account manager/dealer?
Yes.

I have some old Chyron products. Can I now trade these in against Hego products?
Interesting suggestion. There is no program currently in place but we'll keep it under review.

When will the deal close?
Between late April and mid-May. Chyron shareholders need to vote and approve the transaction so the timing is determined by the timing of the Proxy process associated with being a public Company.

What happens next?
NAB is right around the corner and presents us with a wonderful opportunity to present our strategy as a combined Company with exciting plans and a great story to tell. It is all about giving our customers the best possible tools to do their jobs and enhance their products.